Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, of our report dated May 17, 2013, of Gulfstream Capital Corporation relating to the financial statements as of January 31, 2013 and for the period from December 29, 2010 (inception) to January 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/  M&K CPAS, PLLC
       M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

November 12, 2013